	Subsidiaries of Abercrombie & Fitch Co.:	Jurisdiction:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Fulfillment Company (b)	Ohio
3.	Abercrombie & Fitch Distribution Company (b)	Ohio
4.	Abercrombie & Fitch Management Co. (b)	Delaware
5.	A & F Trademark, Inc. (c)	Delaware
6.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
7.	Hollister Co. (c)	Delaware
8.	Abercrombie & Fitch International, Inc. (c)	Delaware
9.	Fan Company, LLC (c)	Ohio
10.	Canoe, LLC (c)	Ohio
11.	Crombie, LLC (c)	Ohio
12.	DFZ, LLC (c)	Ohio
13.	NSOP, LLC (c)	Ohio
14.	J.M.H. Trademark, Inc. (d)	Delaware
15.	J.M. Hollister, LLC (e)	Ohio
16.	Ruehl No. 925, LLC (e)	Ohio
17.	Gilly Hicks, LLC (e)	Ohio
18.	Abercrombie & Fitch Europe SA (f)	Switzerland
19.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
20.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
21.	AFH Brasil Participacoes Ltda (f)*	Brazil
22.	A&F Canada Holding Co. (f)	Delaware
23.	Abercrombie & Fitch Trading Co. (g)	Ohio
24.	AFH Canada Stores Co. (h)	Nova Scotia
25.	AFH Japan GK (i)	Japan
26.	Abercrombie & Fitch Italia SRL (i)	Italy
27.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
28.	AFH Stores UK Limited (i)	United Kingdom
29.	Abercrombie & Fitch (France) SAS (i)	France
30.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
31.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
32.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
33.	European Regional Inventory Control NL B.V. (i)	The Netherlands
34.	AFH Hong Kong Limited (i)	Hong Kong
35.	A&F Hollister Ireland Limited (i)	Ireland
36.	AFH Hong Kong Stores Limited (i)	Hong Kong
37.	AFH Singapore Pte. Ltd. (i)	Singapore
38.	A&F HCo Stores AT GmbH (i)	Austria
39.	AFH Belgium SPRL (i)**	Belgium
40.	AFH Korea Yuhan Hoesa (i)	South Korea
41.	AFH Poland Sp. Z o.o (i)	Poland
42.	AFHCo Stores NL BV (i)	The Netherlands
43.	AFH Switzerland SA (i)	Switzerland
44.	AFH Fulfillment NL BV (i)	The Netherlands
45.	AFH TR Perakende Satis Limited Sirketi (i)***	Turkey

46.	AFH Australia Pty. Ltd. (i)	Australia
47.	AFH Finland Oy (i)	Finland
48.	AFH Taiwan Co., Ltd. (i)	Taiwan
49.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
50.	Abercrombie & Fitch Design Limited (j)	United Kingdom
51.	Hollister Co. California, LLC (j)	California
52.	AFH Germany GmbH (k)	Germany
53.	AFH Sweden AB (k)	Sweden
54.	AFH Trading (Shanghai) Co., Ltd. (l)	China
55.	AFH International Trading Shanghai Co., Ltd. (l)	China

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant

(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation

(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(d)	Wholly-owned subsidiary of A&F Trademark, Inc.

(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.

(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.

(h)	Wholly-owned subsidiary of A&F Canada Holding Co.

(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SA

(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.

(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.

(l)	Wholly-owned subsidiary of AFH Hong Kong Limited

* Abercrombie & Fitch Management Co. owns 1% (8,600 shares @ R$1.00/share) of AFH Brasil Participacoes Ltda . Abercrombie & Fitch International, Inc. owns the remaining 99% (841,400 shares @ R$1.00/share).

** Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe SA owns the remaining 169,997 shares.

*** Abfico Netherlands Distribution B.V. owns 101 shares (TL 5,050) of AFH TR Perkande Satis Limited Sirketi. Abercrombie & Fitch Europe SA owns the remaining 9,999 shares TL 499,950).